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                                                                    Exhibit 99.1

                         CC MASTER CREDIT CARD TRUST II
                     Excess Spread Analysis - February 2002

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Series                                    1995-A           1995-C           1996-C        1998-A
Deal Size                                $400 MM          $400 MM         $271.50 MM     $600 MM
Expected Maturity                        08/15/02         02/18/03         02/16/04      09/15/03
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
Yield                                     18.97%           18.97%           18.97%        18.97%
Less:   Coupon                             2.11%            2.12%            2.08%         2.11%
        Servicing Fee                      1.50%            1.50%            1.50%         1.50%
        Net Credit Losses                  8.17%            8.17%            8.17%         8.17%
Excess Spread:
        February-02                        7.19%            7.18%            7.21%         7.18%
        January-02                         9.23%            9.22%            9.25%         9.22%
        December-01                        8.33%            8.32%            8.36%         8.33%
Three month Average Excess Spread          8.25%            8.24%            8.27%         8.24%

Delinquency:
        30 to 59 days                      2.27%            2.27%            2.27%         2.27%
        60 to 89 days                      1.67%            1.67%            1.67%         1.67%
        90 + days                          3.45%            3.45%            3.45%         3.45%
        Total                              7.40%            7.40%            7.40%         7.40%

Payment Rate                              11.29%           11.29%           11.29%        11.29%
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